Exhibit 99.1

MR A SAMPLE

DESIGNATION (IF ANY)

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Computershare Trust Company, N.A.
P.O. Box 43011
Providence Rhode Island 02940-3011 www.computershare.com/investor

C 1234567890 J N T

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 12345678901234

LETTER OF TRANSMITTAL

TIME IS CRITICAL. IF YOU WISH TO TENDER YOUR SHARES, PLEASE READ, COMPLETE AND RETURN

YOUR INSTRUCTIONS PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

This Letter of Transmittal relates to the offer (the “Exchange Offer”) by DuPont de Nemours, Inc. (“DuPont”) to exchange all shares of common stock, par value $0.01 per share (“N&B common stock”), of Nutrition & Biosciences, Inc. (“N&B”) that are owned by DuPont for shares of DuPont common stock, par value $0.01 per share (“DuPont common stock”) that are validly tendered and not properly withdrawn, the terms and conditions of which are more fully described in the prospectus dated December 31, 2020 (together with any amendments or supplements thereto, the “Prospectus”) and the Exchange and Transmittal Instruction Booklet.

This Letter of Transmittal may be used to tender your shares of DuPont common stock, that you hold, in the Exchange Offer, as described herein. You may receive additional Letters of Transmittal with respect to shares of DuPont common stock held by you in another manner or in another name. The deadline for submitting Letters of Transmittal is one minute after 11:59 p.m., New York City Time, on January 29, 2021, unless the exchange offer is extended or terminated. Letters of Transmittal must be RECEIVED by Computershare (the “Exchange Offer Agent”) no later than one minute after 11:59 p.m., New York City Time, on January 29, 2021. For additional information regarding this Letter of Transmittal, please see the enclosed Exchange and Transmittal Instruction Booklet. By executing and delivering this Letter of Transmittal you are agreeing to the terms and conditions set forth herein and more generally to all of the terms and conditions of the Exchange Offer as set forth in the Prospectus and the Exchange and Transmittal Instruction Booklet. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Prospectus.

TO EXCHANGE YOUR SHARES

If you choose to tender your shares in the Exchange Offer (see “Shares Held Electronically” below), the Exchange Offer allows for the following convenient options to submit your instructions:

Option 1) Internet – Visit the Exchange Offer Election Website at www.duponttender.com and follow the instructions on the site to complete an electronic Letter of Transmittal.

Option 2) Mail – Complete the instructions, sign and return this Letter of Transmittal to one of the addresses listed in the enclosed Exchange and Transmittal Instruction Booklet to the Letter of Transmittal.

If you choose to tender your shares via the internet, please have available your Account Code (the 11 character code above) and Control Code (the 9 character code above), each located in the upper right-hand section on this letter.

Shares Held Electronically
12345678901234

Complete the box(es) on the reverse side to tender your shares of DuPont common stock in exchange for shares of N&B common stock, each of which is subject to the applicable terms and conditions as set forth in the Prospectus and the Exchange and Transmittal Instruction Booklet. By tendering your shares of DuPont common stock, and as a condition to the validity of your tender, your tender of shares of DuPont common stock includes your rights to any and all other shares of DuPont common stock or other securities issued or issuable in respect of such shares, including, without limitation, any right or entitlement (including any rights represented by “due bills”) to shares of N&B common stock issuable in the Clean-Up Spin-Off.

Shares of DuPont common stock tendered pursuant to the Exchange Offer may be withdrawn at any time after the commencement of the Exchange Offer and prior to one minute after 11:59 p.m., New York City Time, on January 29, 2021 by delivering a written notice of withdrawal or an e-mail transmission notice of withdrawal to the Exchange Offer Agent. In addition, shares of DuPont common stock tendered pursuant to the Exchange Offer may be withdrawn after the expiration of 40 business days from the commencement of the Exchange Offer.

This Letter of Transmittal relates to the offer by DuPont to exchange all shares of N&B common stock that are owned by DuPont for shares of DuPont common stock that are validly tendered and not properly withdrawn. Following the consummation of the Exchange Offer and the expected Clean-Up Spin-Off (as defined in the Prospectus), Neptune Merger Sub I, Inc. (“Merger Sub I”), a Delaware corporation and a wholly owned subsidiary of International Flavors & Fragrances Inc. (“IFF”), will be merged with and into N&B, whereby the separate corporate existence of Merger Sub I will cease and N&B will continue as the surviving corporation and a wholly owned subsidiary of IFF (the “Merger”). In the Merger, each outstanding share of N&B common stock (except for shares of N&B common stock held by N&B as treasury stock or by DuPont, which will be canceled and cease to exist, and no consideration will be delivered in exchange therefor) will be converted into the right to receive a number of shares of common stock of IFF, par value $0.125 per share (“IFF common stock”), equal to the exchange ratio set forth in the Merger Agreement (the “Merger Exchange Ratio”). Prior to the consummation of the Exchange Offer, N&B will issue to DuPont a number of shares of N&B common stock such that the number of shares of N&B common stock issued and outstanding at the time of the consummation of the Exchange Offer is equal to approximately the same number of shares to be issued by IFF in the Merger, such that the Merger Exchange Ratio is approximately one and, as a result, each share of N&B common stock (except for shares of N&B common stock held by N&B as treasury stock or by DuPont, which will be canceled and cease to exist and no consideration will be delivered in exchange therefor) will be converted into the right to receive approximately one share of IFF common stock in the Merger.

By executing and delivering this Letter of Transmittal (or delivering an agent’s message (as defined in the Prospectus)), I agree to be bound by the terms and conditions of the Exchange Offer as set forth in the Prospectus and the Exchange and Transmittal Instruction Booklet. By executing and delivering this Letter of Transmittal (or delivering an agent’s message), I further agree, in furtherance and not in limitation of the foregoing, that:

i.

the delivery and surrender of the shares of DuPont common stock tendered herewith is not effective until timely receipt by the Exchange Offer Agent of (a) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those shares of DuPont common stock in the Exchange Offer Agent’s account at The Depository Trust Company, pursuant to the procedures set forth in the Prospectus (b) this Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer through The Depository Trust Company, an agent’s message and (c) any other required documents;

ii.	no tender of shares of DuPont common stock is valid until all defects and irregularities in such tenders have been cured or waived;

iii.

none of DuPont, N&B, the Exchange Offer Agent, the Information Agent, any of the dealer managers or any other person, nor any of their directors or officers, is under any duty to give notification of any defects or irregularities in the tender of any shares of DuPont common stock or will incur any liability for failure to give any such notification;

iv.

DuPont will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of DuPont common stock, in DuPont’s sole discretion, and its determination will be final and binding (notwithstanding the foregoing, DuPont stockholders may challenge any such determination in a court of competent jurisdiction);

v.	I can withdraw my tender only in accordance with the procedures described in the Prospectus under “The Exchange Offer—Withdrawal Rights”;

vi.

once DuPont accepts any of the shares that I have tendered, my tender is irrevocable, and I will be deemed to have (a) accepted the shares of N&B common stock exchanged for such shares and to have relinquished all rights with respect to the tendered and accepted shares of DuPont common stock and (b) received beneficial ownership of the shares of N&B common stock as of the date thereof;

vii.

I hereby waive any rights to receive, and forfeit any rights to, shares of N&B common stock distributed in the Clean-Up Spin-Off in respect of those shares of DuPont common stock that I have tendered and which are accepted by DuPont;

viii.

the number of shares of N&B common stock I may receive in the Exchange Offer is based on the calculated per-share values determined by reference to the simple arithmetic average of the daily volume-weighted average prices for DuPont common stock and IFF common stock on the Valuation Dates (as defined in the Prospectus), as described in the Prospectus under “The Exchange Offer—Terms of the Exchange Offer;”

ix.

the number of shares of N&B common stock I may receive for each share of DuPont common stock accepted in the Exchange Offer is subject to an upper limit, as described in the Prospectus under “The Exchange Offer—Terms of the Exchange Offer;”

x.

under certain circumstances and subject to certain conditions to the Exchange Offer that are contained in the Prospectus under “The Exchange Offer—Conditions to Consummation of the Exchange Offer,” DuPont may not be required to accept for exchange any of the shares that I have tendered in certain circumstances;

xi.

if any of my tendered shares are not accepted for exchange by DuPont because the Exchange Offer was terminated in accordance with the terms and conditions of the Exchange Offer, then as soon as practicable after the termination of the Exchange Offer, the Exchange Offer Agent will cause all shares held in book-entry form to be credited in book-entry form in a direct registered account in my name maintained by DuPont’s transfer agent (or, in the case of shares tendered through DTC, to the account of DTC, so that DTC can credit the relevant DTC participant and such participant can credit its respective account holders);

xii.

I irrevocably appoint DuPont’s designees as my attorneys-in-fact and proxies, each with full power of substitution, to the full extent of my rights with respect to my shares of DuPont common stock tendered and accepted for exchange by DuPont and with respect to any and all other shares of DuPont common stock and other securities issued or issuable in respect of the shares of DuPont common stock on or after the expiration of the Exchange Offer, in each case, effective when and only to the extent that DuPont deposits the shares of N&B common stock for the shares of DuPont common stock that I have tendered with the Exchange Offer Agent, and that, upon such effectiveness, all prior proxies that I have given will be revoked and I may not give any subsequent proxies (and, if given, they will not be deemed effective); and

xiii.

DuPont’s designees will, with respect to the shares of DuPont common stock for which the appointment is effective in the foregoing clause (xii), will be empowered, among other things, to exercise all of my voting and other rights as they, in their sole discretion, deem proper.

Although DuPont has mailed the Prospectus to the extent required by U.S. law, including to certain stockholders located outside the United States, the Prospectus is not an offer to buy, sell or exchange, and it is not a solicitation of an offer to buy, sell or exchange, any shares of DuPont common stock, in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons residing in those countries and often impose stringent requirements about the form and content of offers made to the general public. DuPont generally has not taken any action under non-U.S. regulations to qualify a public offer to exchange the shares of DuPont common stock outside the United States. Accordingly, the ability of any non-U.S. person to tender shares of DuPont common stock in the exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the exchange offer without the need for DuPont to take any action to qualify or otherwise facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. stockholders should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the shares of DuPont common stock or that may apply in their home countries. None of DuPont, N&B, the Exchange Offer Agent or the Information Agent can provide any assurance about whether such limitations may exist.

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MARK THE BOX BELOW UNDER STOCK ELECTION TO PARTICIPATE IN THE EXCHANGE OFFER

STOCK ELECTION

1.	Mark this box to make a stock election with respect to ALL of your shares of DuPont common stock. If you select this option, please DO NOT fill in the box to the right.

2.	Mark this box to elect to make a stock election with respect to the following amount of your shares of DuPont common stock. Please fill in the number of your shares of DuPont common stock for which you would like to make a stock election in the box to the right.

Proration / Odd Lot

If, upon the expiration of the exchange offer, DuPont stockholders have validly tendered more shares of DuPont common stock than DuPont is able to accept for exchange, DuPont will accept for exchange the shares of DuPont common stock validly tendered and not properly withdrawn by each tendering stockholder on a pro rata basis, which is referred to as “proration.” Stockholders who beneficially own “odd-lots” (fewer than 100 shares) of DuPont common stock and who validly tender all their shares will not be subject to proration (other than participants in the DuPont RSP).

3.	Mark this box if you own an aggregate of fewer than 100 shares of DuPont common stock.

Oversubscription

These elections may be subject to proration based on a proration adjustment as described above if the exchange offer is oversubscribed.

To be effective, this Letter of Transmittal must be properly completed, signed and delivered to the Exchange Offer Agent at one of the addresses listed in the Exchange and Transmittal Instruction Booklet to the Letter of Transmittal, together with confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, by the expiration of the exchange offer. Do not send your election materials for the exchange offer to DuPont, N&B or the Information Agent. You are urged to call the Information Agent at 888-660-8331 (United States) or +1-781-575-2137 (International) with any questions on the exchange offer to ensure timely processing of the documentation.

Please note that if you choose to tender through Option 1, as outlined on the front of this form, you do NOT need to return this form.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the front of this form. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. Please refer to the section entitled “Signature Guarantees” in the Exchange and Transmittal Instruction Booklet to this Letter of Transmittal.

By signing below, I represent and warrant as follows:

(1)

I have full power and authority to tender, sell, assign and transfer the shares of DuPont common stock that I have tendered by this Letter of Transmittal, including by guaranteed delivery (and any and all other shares of DuPont common stock or other securities issued or issuable in respect of such shares, including without limitation any right or entitlement (including any rights represented by “due bills”) to shares of N&B common stock issuable in the Clean-Up Spin-Off). When DuPont accepts such shares for exchange pursuant to the Exchange Offer, DuPont will acquire good, marketable and unencumbered title to such shares (and any and all other shares of DuPont common stock or other securities issued or issuable in respect of such shares, including without limitation any right or entitlement (including any rights represented by “due bills”) to shares of N&B common stock issuable in the Clean-Up Spin-Off), free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Offer Agent to be appropriate or necessary to complete the tender, sale, assignment and transfer of my shares of DuPont common stock (and any and all other shares of DuPont common stock or other securities issued or issuable in respect of such shares, including without limitation any right or entitlement (including any rights represented by “due bills”) to shares of N&B common stock issuable in the Clean-Up Spin-Off).

(2)

I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Offer Agent of this Letter of Transmittal, duly completed and manually signed, and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the shares of DuPont common stock will be determined by the Exchange Offer Agent.

(3)

I understand that, pending the completion of the exchange offer, I may not and shall not sell or otherwise transfer the shares of DuPont common stock subject to this Letter of Transmittal unless the exchange offer is terminated or I properly revoke this election prior to the expiration of the exchange offer.

(4)

I acknowledge that, until I properly transfer the shares of DuPont common stock to which this Letter of Transmittal relates in book-entry form, I will not receive any consideration issuable or payable in connection with the exchange offer. Transfer of such shares will be effected, and risk of loss and title to such shares will pass, only upon proper surrender thereof to the Exchange Offer Agent in the appropriate manner to one of the addresses listed in the Exchange and Transmittal Instruction Booklet to the Letter of Transmittal or via the Exchange Offer Election Website as set forth herein.

Sign and provide your Taxpayer Identification Number or Social Security Number, as applicable, on the IRS Form W-9 if provided (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov)

Signature of owner	Signature of co-owner, if any

Area Code/Phone Number

SIGNATURE(S) GUARANTEED (IF REQUIRED) See Page 7 of the Exchange and Transmittal Instruction Booklet.

Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of an Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature

Name of Firm

Address of Firm – Please Print

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SPECIAL TRANSFER INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of fractional shares are to be registered in the name of someone other than the undersigned.

All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement. If the new holder does not have a Taxpayer Identification or Social Security Number, please enter four zeros (0000) in the applicable spaces below.

Name:
(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

(SEE FORM W-9 OR FORM W-8, AS APPLICABLE, COPIES OF WHICH CAN BE OBTAINED AT WWW.IRS.GOV)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of fractional shares are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above in the Letter of Transmittal.

Name:
(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

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